Kraft Heinz Names Carlos Abrams-Rivera As New U.S. Zone President
PITTSBURGH & CHICAGO - January 9, 2020 - As The Kraft Heinz Company (Nasdaq: KHC) continues to rebuild its business momentum with a focus on driving business growth through consumer-first marketing, innovation and people development, CEO Miguel Patricio today announced that Carlos Abrams-Rivera will join his Senior Leadership Team as the new U.S. Zone President. Effective February 3, 2020, Abrams-Rivera will lead all U.S. business operations, the company’s largest business.
Since officially stepping into the CEO role in July 2019, Patricio also has served as interim President of the U.S. Zone, in addition to his global duties.
“The U.S. represents the majority of our company’s overall business, so this is an enormously important role. I have every confidence that Carlos is the visionary leader we need to drive the U.S. business forward at this moment of transformation,” said Patricio. “Carlos has successfully implemented a strategic approach to reinvigorating brands and has a strong track record of growing businesses with a consumer-first focus to consistently drive strong business results.”
“I am honored to step into the role of U.S. Zone President and look forward to working closely with Miguel and the strong, capable senior leaders he’s assembled at Kraft Heinz,” said Abrams-Rivera. “I’m also very excited to bring my consumer insights passion to drive growth to so many world-class brands, many of which are already very familiar to me.”
A native of Puerto Rico, Abrams-Rivera, 52, will join the company after a successful career spanning more than two decades at companies including Campbell Soup Company, Mondelez International and Kraft Foods.
Abrams-Rivera joined Campbell in 2015 and most recently served as Executive Vice President and President, Campbell Snacks, a new division that represents nearly 50 percent of Campbell’s annual sales.
Previously, Abrams-Rivera was President of Campbell’s Pepperidge Farm subsidiary, where he improved the results of this iconic business, driving consistent profitable growth.
His roles at Mondelez International from 2012-2015 included President of Gum & Candy for Mondelez Latin America, President, Mondelez Mexico, Senior Vice President, Global Beverages, and Senior Vice President, Marketing and Strategy for Developing Markets.
Abrams-Rivera began his career at Kraft Foods and held numerous roles from 1998-2012 including Senior Vice President, Marketing and Strategy for Developing Markets, Vice President, Nabisco Savory Snacks and Vice President, Global Biscuits Brands. He also led the development of iconic brands in Cheese, Enhancers, Frozen Pizza and Oscar Mayer businesses.

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ABOUT THE KRAFT HEINZ COMPANY
For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (NASDAQ: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2018 net sales of approximately $26 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit http://www.kraftheinzcompany.com/ or follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “plan,” “invest,” “grow,” “support,” “work,” “aim,” “accelerate,” “leverage,” “will,” “take,” “focus,” “capitalize,” “confident,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft Heinz’s investments and growth plans. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Kraft Heinz’s control.
Important factors that may affect Kraft Heinz’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; Kraft Heinz’s ability to predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in relationships with significant customers or suppliers; Kraft Heinz’s ability to maintain, extend, and expand its reputation and brand image; Kraft Heinz’s ability to leverage its brand value to compete against private label products; Kraft Heinz’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; Kraft Heinz’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; Kraft Heinz’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the execution of Kraft Heinz’s international strategic initiatives; the impacts of Kraft Heinz’s international operations; economic and political conditions in the United States and in various other nations in which Kraft Heinz does business; changes in Kraft Heinz’s management team or other key personnel and Kraft Heinz’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; impacts of natural events in the locations in which Kraft Heinz or its customers, suppliers, distributors, or regulators operate; Kraft Heinz’s ownership structure; Kraft Heinz’s indebtedness and ability to pay such indebtedness; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions; Kraft Heinz’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of Kraft Heinz’s common stock in the public markets; Kraft Heinz’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. Kraft Heinz disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

The Kraft Heinz Company
Michael Mullen (media)
Michael.Mullen@kraftheinz.com
Christopher Jakubik, CFA (investors)
ir@kraftheinz.com